Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan of our report dated September 25, 1998, except for the last paragraph of Note 17, as to which the date is February 15, 1999, with respect to the consolidated financial statements of America Online, Inc., included in its Current Report on Form 8-K dated November 9, 1998, filed with the Securities and Exchange Commission on February 17, 1999.


                                                           /S/ ERNST & YOUNG LLP
                                                               Ernst & Young LLP



Vienna, Virginia
March 16, 1999